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Exhibit 11.0

             MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                                                                    1997                1996
                                                             --------------       --------------
     PRIMARY:

Net income                                                   $      523,104        $     493,116
                                                             ==============        =============

Weighted average common shares outstanding                   $   24,394,300        $  21,831,180
Impact of dilutive warrants and options                           1,875,160               -
                                                             --------------        -------------
Weighted average number of common stock
    and common stock equivalents for primary
    earnings per share                                       $   26,269,460        $  21,831,180
                                                             ==============        =============

Net income per common share                                  $          .02        $         .02
                                                             ==============        =============

     FULLY DILUTED:

Net income                                                   $      523,104        $     493,116
Interest expense, net of tax benefit,
    on convertible notes                                     $       79,083        $           -
                                                             ==============        =============

Weighted average common shares outstanding                       24,394,300           20,831,180
Impact of dilutive warrants and options                             595,611                    -
Impact of convertible notes                                       1,481,643                    -
                                                             --------------        -------------
Weighted average number of common stock
    and common stock equivalents for fully diluted
    earnings per share                                       $   26,471,554        $  20,831,180
                                                             ==============        =============

Net income per common share                                  $          .02        $         .02
                                                             ==============        =============

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